Exhibit (b)(1)(D)

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of October 1, 2001 is entered into with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Lender and Administrative Agent for the Lenders and any counterparty under any secured Swap Agreements. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent (acting with the consent of the Lenders) agree to amend the Credit Agreement as follows:

1. Amendment to Section 2.08(b). Section 2.08(b) of the Credit Agreement is hereby amended, with retroactive effect to August 16, 2000, to read in full as follows:

“(b) Sales of DaimlerChrysler Stock. In the event that during any Annual Period, the gross proceeds received by the Company from sales of capital stock of DaimlerChrysler permitted by the Loan Documents are in excess of $250,000,000, the Company shall, three Business Days after the first date on which such gross proceeds exceed $250,000,000, prepay the Loans (and the amount of the Revolving Commitment shall be permanently reduced by any amount prepaid pursuant to this Section 2.08(b) which is applied to outstanding Revolving Loans) by an amount equal to the amount by which the after-tax proceeds of such sales exceed $250,000,000. As used in the preceding sentence, the term “Annual Period” means the period between August 16 of each year and August 15 of the succeeding year. Any prepayment pursuant to this Section 2.08(b) shall be applied as set forth in Section 2.08(c).

2. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Company, (ii) written consents hereto duly executed by each of the Lenders and Pledgor, and (iii) a certified resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment.

3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (a) no Default or Event of Default has occurred and remains continuing and (b) each of the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

4. Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan are hereby confirmed.

IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

TRACINDA CORPORATION, a Nevada corporation

By:	/s/ Anthony Mandekic
Name: Title: Sec./Treas.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond
Name: Janice Hammond Title: Vice President Agency Specialist

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 3 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of America
[Name of Bank]

By:	/s/ Mark Gregor-Pearse
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 3 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and, without limiting the foregoing, consents to the waiver set forth in Section 4 thereof.

Bank of Nova Scotia

[Name of Bank]

By:	/s/ Chris Johnson
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 3 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of Scotland

[Name of Bank]

By:	/s/ JOSEPH FRAUS
Title:	Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 3 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Comerica Bank

[Name of Bank]

By:	/s/ Elise Walker
Title:	Corporate Banking Officer

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 3 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Commerzbank AG, New York and Grand Cayman Branches

[Name of Bank]

By:	/s/ CHRISTIAN JAGENBERG
Title:	SVP and Manager

By:	/s/ WERNER SCHMIDBAUER
Title:	SVP

CONSENT OF GUARANTOR/PLEDGOR

This Consent of Pledgor is delivered by the undersigned with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lender”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby (a) consents to the execution and delivery of the proposed Amendment No. 3 to Second Amended and Restated Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represents and warrants to the Administrative Agent and the Banks that each of the 250 Rodeo Guaranty and the 250 Rodeo Pledge Agreement remain in full force and effect in accordance with their respective terms.

250 RODEO, INC., a Delaware corporation

By:	/s/ Anthony Mandekic
Name: Title:	Sec./Treas.